UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 13, 2014

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 13, 2014, CatchMark Timber Trust, Inc. (the “Company”) entered into a purchase and sales agreement (the “PSA”) with Forestree VI LP and Forestree VI Texas LP (collectively, the “Seller”) to purchase approximately 36,000 acres of timberland for approximately $74.0 million (the “Hancock Acquisition”). The PSA is subject to the approval of the investment committee of Hancock Natural Resource Group, Inc. on or before March 20, 2014. The Acquisition is also subject to customary closing conditions and we cannot guarantee that it will be completed. The transaction is expected to close in April and will be funded through debt financing.

Item 7.01    Regulation FD Disclosure

On March 13, 2014, the Company issued a press release regarding the Hancock Acquisition. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein. On March 13, 2014 the Company also made available the attached presentation, a copy of which is furnished with this report as Exhibit 99.2 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Acquisition Press Release dated March 13, 2014

99.2	Acquisition Presentation dated March 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: March 13, 2014	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer